SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2013

GRID PETROLEUM CORP.

(Exact name of Company as specified in its charter)

Nevada	000-53276	30-0690324
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
999 18th Street, Suite 3000, Denver, CO 80202
(Address of principal executive offices)
Phone: (303) 952-7658
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Grid Petroleum Corp.

Form 8-K

Current Report

Item 8.01. Other Events

Grid Petroleum Corp., is pleased to announce in a letter dated July 30, 2013 that the Depository Trust Company (the “DTC”) “has determined to lift the Deposit Chill and has resumed accepting deposits of the Issue for depository and book-entry transfer.” Grid Petroleum Corp.'s legal team with the coordination of its CEO, Mr. Powell and Chairman of the Board of Directors, Tim DeHerrera, have successfully satisfied the inquiry of the DTC, hence removing the DTC Chill placed on the company stock symbol since October 2012. The reinstatement of trade eligibility with the DTC depository services is an important accomplishment for Grid Petroleum Corp., and is a testament to the resiliency of its CEO. Grid Petroleum Corp., is proud of and committed to maintaining its high level of transparency with the DTC and investors alike.

Simply put a DTC Chill can wreak havoc on a company's common share trading pattern and the company’s share price. A Chill can hinder the Company's trading ability specifically through many retail discount trading houses such as TDAmeritrade® and E*TRADE®. Since the Chill, the majority of our investors were not able to purchase our stock at the open marketplace hence hampering our share price and the Company's ability to raise much needed capital for growth. We are pleased with the due process afforded us by DTC and appreciate their consideration and their decision to lift the Chill.  Furthermore, we offer the utmost expression of gratitude to our valued investors for their continuous support.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRID PETROLEUM CORP.
Date: July 31, 2013	By: /s/ Tim DeHerrera
Tim DeHerrera
Chairman of the Board of Directors